UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Snail, Inc.

(Name of Registrant as Specified In Its Charter)

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SNAIL, INC.

12049 Jefferson Boulevard

Culver City, California 90230

NOTICE OF STOCKHOLDER Action by Written Consent

June 12, 2026

Dear Stockholder:

This Notice and the accompanying Information Statement are being furnished to the stockholders of record of the Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) and Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), of Snail, Inc., a Delaware corporation (“Snail,” the “Company,” “we,” “us,” or “our”), in connection with a corporate action taken by the holders of a majority of our issued and outstanding Common Stock, approving an amendment to our Certificate of Incorporation, in substantially the form attached to the accompanying Information Statement as Appendix A (the “Amendment”), to effect a reverse stock split (the “Reverse Stock Split”) with respect to our issued and outstanding shares of Common Stock, including stock held by us as treasury shares, at a ratio of 1-for-2 to 1-for-10 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board and included in a public announcement, subject to the authority of the Board of Directors at its discretion to abandon the Amendment.

The approval of the Amendment by the holders of a majority of our issued and outstanding Common Stock was taken by written consent without a meeting pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”) and Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 228 of the DGCL provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company has obtained the approval of the Amendment from stockholders holding approximately 95% of the voting power of the Company’s issued and outstanding Common Stock.

The Company has two classes of common stock outstanding, the Class A Common Stock and the Class B Common Stock. As of the record date, June 2, 2026 (the “Record Date”), the Company was authorized to issue 500,000,000 shares of Class A Common Stock and 100,000,000 shares of Class B Common Stock, and had 16,269,210 and 14,918,935 shares of Class A Common Stock issued and outstanding respectively; and 28,748,580 shares of Class B Common Stock issued and outstanding. Holders of Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented to the Company’s stockholders for approval, except as otherwise required by law or the Bylaws. Holders of shares of Class A Common Stock are entitled to cast one (1) vote per share, and holders of shares of Class B Common Stock are entitled to cast ten (10) votes per share.

The accompanying Information Statement is being furnished to our stockholders in accordance with Section 228 of the DGCL and Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our stockholders of the action taken by the written consent.

We expect that the accompanying Information Statement will be distributed to stockholders starting on or about June 12, 2026. Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until at least 20 days after the mailing date of the definitive Information Statement. As a result, the corporate action shall be effective on or about July 2, 2026, or approximately 20 calendar days after we mail the accompanying Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve the Amendment. The accompanying Information Statement is provided solely for your information.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors

/s/ Heidy K. Chow

Heidy K. Chow

Chief Financial Officer, Secretary and Director

Culver City, California

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SNAIL, INC.

12049 Jefferson Blvd

Culver City, California 90230

(310) 988-0643

Information STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and Rule 14C-2 thereunder

June 12, 2026

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

Snail, Inc., a Delaware corporation (“Snail,” the “Company,” “we,” “us,” or “our”), is sending you this Information Statement solely for purposes of informing its stockholders of record as of June 2, 2026 (the “Record Date”), in the manner required by Section 228 of the DGCL and Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the actions taken by written consent by Hai Shi, the Company’s Founder, Chief Executive Officer, Chief Strategy Officer, and Chair of the Company’s Board of Directors, and Ying Zhou, a member of the Board of Directors of the Company and the spouse of Hai Shi (together, the “Majority Stockholders”), the holders of 95% of the voting power of the Company’s issued and outstanding Common Stock, to approve an amendment (the “Amendment”) to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), in substantially the form attached to the accompanying Information Statement as Appendix A, to effect a reverse stock split (the “Reverse Stock Split”) with respect to our issued and outstanding shares of Common Stock, including stock held by us as treasury shares, at a ratio of 1-for-2 to 1-for-10 (the “Range”), with the ratio within such Range to be determined at the discretion of our Board of Directors and included in a public announcement, subject to the authority of the Board of Directors at its discretion to abandon such amendment.

The approval of the Amendment by the holders of the Common Stock was taken by written consent without a meeting pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”) and Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 228 of the DGCL provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company has obtained the approval of the Amendment from the Majority Stockholders holding 95% of the voting power of the Company’s issued and outstanding Common Stock.

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The Company has two classes of common stock outstanding, the Class A Common Stock and the Class B Common Stock. Together, we refer to the Class A Common Stock and the Class B Common Stock as the “Common Stock.” As of the Record Date, the Company was authorized to issue 500,000,000 shares of Class A Common Stock and 100,000,000 shares of Class B Common Stock, and had 16,269,210 and 14,918,935 shares of Class A Common Stock issued and outstanding, respectively, and 28,748,580 shares of Class B Common Stock issued and outstanding. Holders of Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented to the Company’s stockholders for approval, except as otherwise required. Holders of shares of Class A Common Stock are entitled to cast one (1) vote per share, and holders of shares of Class B Common Stock are entitled to cast ten (10) votes per share.

This Information Statement is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our stockholders of the action taken by the written consent.

We expect that the accompanying Information Statement will be distributed to stockholders starting on or about June 12, 2026. Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until at least 20 days after the mailing date of the definitive Information Statement. As a result, the corporate action shall be effective on or about July 2, 2026, or approximately 20 calendar days after we mail this Information Statement.

Stockholders Entitled to Receive Notice of Action by Written Consent

Section 228 of the DGCL provides that, unless otherwise provided in the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding outstanding securities of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The approval of the Amendment requires the affirmative vote of a majority of the votes cast by the holders of all shares of Common Stock present or represented and voting on the Amendment. Neither the Company’s Certificate of Incorporation nor its Bylaws prohibit the taking of action by its stockholders by written consent. In fact, the Company’s Certificate of Incorporation specifically provides that action by written consent may be taken. In order to eliminate the costs and management time involved in holding a meeting, the holders of 95% of the voting power of our Common Stock elected to utilize this provision under Delaware law and provide their written consent for the Amendment.

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THE REVERSE STOCK SPLIT

We have received approval from the Majority Stockholders of the Amendment to our Certificate of Incorporation, in substantially the form attached to this Information Statement as Appendix A, to effect a reverse stock split with respect to our issued and outstanding shares of Common Stock, including stock held by us as treasury shares, at a ratio in the Range of 1-for-2 to 1-for-10, with the ratio within such Range to be determined at the discretion of our Board of Directors and included in a public announcement, subject to the authority of the Board of Directors at its discretion to abandon such amendment.

If the Amendment is filed with the Secretary of State of the State of Delaware, the Amendment will effect the Reverse Stock Split by reducing the outstanding number of shares of Common Stock. If the Board of Directors does not implement the Reverse Stock Split prior to the one-year anniversary of the date of the Amendment’s approval by the Majority Stockholders, such approval will be of no further force and effect, and the Board of Directors will be required to again seek stockholder approval before implementing any reverse stock split after that time. The Board of Directors may abandon the proposed Amendment to effect the Reverse Stock Split at any time prior to its effectiveness, whether before or after stockholder approval thereof.

As of the Record Date, the Company had 16,269,210 and 14,918,935 shares of Class A Common Stock issued and outstanding, respectively, and 28,748,580 shares of Class B Common Stock outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-2, the number of issued and outstanding shares of Class A Common Stock after the Reverse Stock Split would be approximately 8,134,604 and 7,459,467 shares, respectively; and the number of issued and outstanding shares of Class B Common Stock after the Reverse Stock Split would be approximately 14,374,290 shares. The Board of Directors’ decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for the Class A Common Stock, and the continued listing requirements of the Nasdaq Capital Market. See below for a discussion of the factors that the Board will consider in determining the ratio, some of which included, but was not limited to, the following: the historical trading price and trading volume of the Class A Common Stock; the expected impact of the Reverse Stock Split on the trading market for the Class A Common Stock in the short-term and long-term, and general market, economic conditions, and other related conditions prevailing in our industry.

The Reverse Stock Split, if effected, will not change the number of authorized shares of Class A Common Stock, Class B Common Stock, or Preferred Stock, or the par value of Class A Common Stock, Class B Common Stock, or Preferred Stock; however, effecting the Reverse Stock Split will provide for additional shares of authorized but unissued shares of Class A Common Stock and Class B Common Stock. As of the date of this Information Statement, our current authorized number of shares of Class A Common Stock and Class B Common Stock is sufficient to satisfy all of our share issuance obligations and current share plans, and we do not have any current plans, arrangements or understandings relating to the issuance of the additional shares of authorized Class A Common Stock or Class B Common Stock that will become available for issuance following the Reverse Stock Split.

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Purpose and Background of the Reverse Stock Split

The primary objective that would be served by effecting a reverse split is to increase the per-share trading price of our Class A Common Stock. As background, on December 30, 2025 we received notice from the Staff of the Nasdaq informing us of our noncompliance with Nasdaq Listing Rule 5550(a)(2) by failing to maintain a minimum bid price for our Class A Common Stock on Nasdaq of at least $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). The notice has no immediate effect on the listing or trading of the Company’s Class A Common Stock and the Class A Common Stock will continue to trade on The Nasdaq Capital Market under the symbol “SNAL.” In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days, or until June 29, 2026, to regain compliance with Nasdaq Listing Rule 5550(a)(2). Compliance may be achieved without further action if the closing bid price of the Company’s Class A Common Stock is at or above $1.00 for a minimum of ten consecutive business days at any time during the 180-day compliance period, in which case Nasdaq will notify the Company if it determines it is in compliance and the matter will be closed; however, Nasdaq may require the closing bid price to equal or to exceed the required $1.00 minimum for more than 10 consecutive business days before determining that a company complies.

Although we believe that there is potential due to recent business developments for the closing bid price to equal or to exceed the required $1.00 minimum for a sufficient number of days prior to June 29, 2026 in order for us to regain compliance with the $1.00 minimum bid price requirement, there is no certainty that the Company will achieve compliance with the Minimum Bid Price Requirement by June 29, 2026. Moreover, even if we wanted to effect a reverse stock split, we could not effect a Reverse Stock Split prior to June 29, 2026. If we do not achieve compliance with the Minimum Bid Price Requirement by June 29, 2026, we will likely receive a delisting notice and be provided an opportunity to request a hearing before the Nasdaq Listing Qualifications Hearings Panel prior to any delisting. If we do not achieve compliance with the Minimum Bid Price Requirement by June 29, 2026, we intend to then effect a reverse stock split in an attempt to regain compliance with the Minimum Bid Price Requirement prior to the Nasdaq hearing. However, even if we do regain compliance with the Minimum Bid Price Requirement prior to the Nasdaq hearing as a result of the Reverse Stock Split, the Nasdaq Listing Qualifications Hearings Panel may still delist our class A Common Stock due to our failure to achieve compliance with the Minimum Bid Price Requirement by June 29, 2026.

The Board of Directors and Majority Stockholders believe that the failure to implement the Reverse Stock Split could prevent us from regaining compliance with the Minimum Bid Price Requirement and could inhibit our ability to conduct capital raising activities, among other things. If Nasdaq delists the Class A Common Stock, then the Class A Common Stock would likely become traded on an over-the-counter market such as those maintained by OTC Markets Group Inc., which do not have the substantial corporate governance or quantitative listing requirements for continued trading that Nasdaq has. In that event, interest in Class A Common Stock may decline and certain institutions may not have the ability to trade in the Class A Common Stock, all of which could have a material adverse effect on the liquidity or trading volume of the Class A Common Stock. If the Class A Common Stock becomes significantly less liquid due to delisting from Nasdaq, our stockholders may not have the ability to liquidate their investments in the Class A Common Stock as and when desired and we believe our ability to maintain analyst coverage, attractive investor interest, and have access to capital may become significantly diminished as a result.

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If the Board of Directors determines to implement the Reverse Stock Split, we will file the Amendment to effect the Reverse Stock Split. The text of the form of proposed Amendment is annexed to this Information Statement as Appendix A.

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Class A Common Stock and Class B Common Stock, and the Reverse Stock Split ratio will be the same for all issued and outstanding shares of Class A Common Stock and Class B Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company, except those stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares determined in the manner set forth below under the heading “Fractional Shares.” After the Reverse Stock Split, each share of the Class A Common Stock or Class B Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the current Class A Common Stock or Class B Common Stock, as applicable, now authorized. The Reverse Stock Split will not affect us continuing to be subject to the periodic reporting requirements of the Exchange Act. The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of the Class A Common Stock or Class B Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. In addition, we will not issue fractional shares in connection with the Reverse Stock Split, and stockholders who would have otherwise been entitled to receive such fractional shares will receive an amount in cash determined in the manner set forth below under the heading “Fractional Shares.”

Following the effectiveness of the Reverse Stock Split, if implemented by the Company, current stockholders will hold fewer shares of Common Stock.

If the Board of Directors decides to implement the Reverse Stock Split, the Company would communicate to the public, prior to the effective time of the Reverse Stock Split, additional details regarding the Reverse Stock Split (including the final Reverse Stock Split ratio, as determined by the Board of Directors). By approving the Amendment, the Majority Stockholders also expressly authorized the Board of Directors to determine not to proceed with, and to defer or to abandon, the Reverse Stock Split, in the Board of Director’s sole discretion. If our Board of Directors does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Majority Stockholders approved the Amendment, the authority granted by the Majority Stockholders to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned. In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, the Board may consider, among other things, various factors, such as:

●	our ability to maintain our listing on the Nasdaq Capital Market;

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●	the historical trading price and trading volume of the Class A Common Stock;

●	the then-prevailing trading price and trading volume of the Class A Common Stock and the expected impact of the Reverse Stock Split on the trading market for the Class A Common Stock in the short and long term;

●	which Reverse Stock Split ratio would result in the greatest overall reduction in our administrative costs; and

●	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

To Increase the Per Share Price of Our Class A Common Stock

As discussed above, the primary objective for effecting the Reverse Stock Split, should our Board of Directors choose to effect one, would be to increase the per share price of our Class A Common Stock and regain compliance with the Nasdaq Minimum Bid Price Requirement. Our Board of Directors believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split, could, among other things, help us to appeal to a broader range of investors, generate greater investor interest in the Company, and improve the perception of our Class A Common Stock as an investment security. Our Class A Common Stock is listed on the Nasdaq Capital Market, and the failure to comply with the $1.00 minimum bid price requirement may, in certain cases, be cured by effecting the Reverse Stock Split.

To Potentially Improve the Liquidity of the Class A Common Stock

A Reverse Stock Split could allow a broader range of institutions to invest in the Class A Common Stock (namely, funds that are prohibited from buying stocks whose price is below certain thresholds), potentially increasing trading volume and liquidity of the Class A Common Stock and potentially decreasing the volatility of the Class A Common Stock if institutions become long-term holders of the Class A Common Stock. A Reverse Stock Split could help increase analyst and broker interest in the Class A Common Stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Class A Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. Some investors, however, may view a Reverse Stock Split negatively since it reduces the number of shares of Class A Common Stock available in the public market. If the Board of Directors believes that effecting the Reverse Stock Split is in our best interest and the best interest of our stockholders, the Board of Directors may effect the Reverse Stock Split, regardless of whether our stock is at risk of delisting from Nasdaq Capital Market, for purposes of enhancing the liquidity of the Class A Common Stock and to facilitate capital raising.

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To Effectively Increase the Number of Shares Issuable Under the Company’s Charter

A Reverse Stock Split will reduce the nominal number of shares of Class A Common Stock and Class B Common Stock outstanding and the number of shares of Class A Common Stock and Class B Common Stock issuable upon exercise of outstanding warrants or options, or the conversion of outstanding convertible notes, while leaving the number of shares issuable under our charter unchanged. A Reverse Stock Split will therefore effectively increase the number of shares of the Class A Common Stock and Class B Common Stock that we are able to issue. This effective increase is expected to facilitate future capital fundraising on our part. Some investors may find the Class A Common Stock more attractive if the Reverse Stock Split is effected with additional assurance that we are unlikely to be limited in our ability to access needed capital by the number of shares of our Class A Common Sock authorized for issuance. However, other investors may find the Class A Common Stock a less attractive investment with the knowledge that additional dilution of the Class A Common Stock is possible.

Potential Anti-takeover Effects of the Reverse Stock Split

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. The relative increase in the number of shares of our Class A Common Stock and Class B Common Stock available for issuance vis-à-vis the outstanding shares of our Class A Common Stock and Class B Common Stock, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board of Directors. It could potentially deter takeovers, including takeovers that the Board of Directors has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement.

Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The increase in the number of shares of authorized and unissued Class A Common Stock and Class B Common Stock therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increase may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

Certain Risks Associated with a Reverse Stock Split

Reducing the number of outstanding shares of the Class A Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of the Class A Common Stock. Other factors, however, such as our financial results, market conditions, the market perception of our business, and other risks, including those set forth below and in our SEC filings and reports, may adversely affect the market price of the Class A Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of the Class A Common Stock will increase following the Reverse Stock Split, or that the market price of the Class A Common Stock will not decrease in the future. There is also no assurance that the Class A Common Stock will remain listed on Nasdaq even if the Reverse Stock Split is successful in increasing the price of the Class A Common Stock.

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The Reverse Stock Split May Not Result in a Sustained Increase in the Price of the Class A Common Stock.

As noted above, the principal purpose of the Reverse Stock Split is to maintain a higher average per share market closing price of the Class A Common Stock of at least $1.00 per share in order to regain compliance with Nasdaq’s Minimum Bid Price Requirement. However, the effect of the Reverse Stock Split upon the market price of the Class A Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all.

The Reverse Stock Split May Decrease the Liquidity of the Class A Common Stock.

The Board believes that the Reverse Stock Split may result in an increase in the market price of the Class A Common Stock, which could lead to increased interest in the Class A Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Class A Common Stock, which may lead to reduced trading and a smaller number of market makers for the Class A Common Stock.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Class A Common Stock. A purchase or sale of less than 100 shares of Class A Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of Class A Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Class A Common Stock.

The Reverse Stock Split May Lead to a Decrease in the Overall Market Capitalization of the Company

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of the Class A Common Stock does not increase in proportion to the Reverse Stock Split ratio, then our value, as measured by our market capitalization, will be reduced.

The Reverse Stock Split May Lead to Further Dilution of the Class A Common Stock

Since the Reverse Stock Split would reduce the number of shares of Class A Common Stock outstanding and the number of shares of Class A Common Stock issuable on exercise of outstanding warrants, while leaving the number of shares authorized and issuable under our Certificate of Incorporation unchanged, the Reverse Stock Split would effectively increase the number of shares of the Class A Common Stock that we would be able to issue and could lead to dilution of the Class A Common Stock in future financings.

Impact of a Reverse Stock Split If Implemented

A Reverse Stock Split would affect all holders of Class A Common Stock and Class B Common Stock uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of the Reverse Stock Split will be that:

●	the number of issued and outstanding shares of Class A Common Stock and Class B Common Stock (and treasury shares), if any, will be reduced proportionately based on the final Reverse Stock Split ratio, as determined by the Board;

●	based on the final Reverse Stock Split ratio, the per share exercise price of all outstanding warrants and options, and the applicable conversion price of our convertible notes, will be increased proportionately, and the number of shares of Common Stock issuable upon the exercise of all outstanding warrants and options and the conversion of outstanding convertible notes will be reduced proportionately; and

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●	the number of shares reserved for issuance pursuant to any outstanding equity awards and any maximum number of shares with respect to which equity awards may be granted will be reduced proportionately based on the final Reverse Stock Split ratio.

The following table sets forth the approximate number of shares of Common Stock that would be outstanding immediately after the Reverse Stock Split based on the current authorized number of shares of Common Stock at various exchange ratios, based on 16,269,210 and 14,918,935 shares of Class A Common Stock actually issued and outstanding respectively; and 28,748,580 shares of Class B Common Stock actually issued and outstanding as of the Record Date of June 2, 2026. The table does not account for fractional shares that will be paid in cash.

	Estimated Number of Shares Before Reverse Stock Split	Estimated Number of Shares After Reverse Stock Split with a 1-for-2 Ratio	Estimated Number of Shares After Reverse Stock Split with a 1-for-10 Ratio
Authorized Class A Common Stock	500,000,000	500,000,000	500,000,000
Authorized Class B Common Stock	100,000,000	100,000,000	100,000,000
Shares of Class A Common Stock issued	16,269,210	8,134,604	1,626,921
Shares of Class A Common Stock outstanding	14,918,935	7,459,467	1,491,893
Shares of Class B Common Stock issued and outstanding	28,748,580	14,374,290	2,874,858
Shares of Class A Common Stock issuable under outstanding options, warrants, or other convertible securities or reserved for issuance under existing plans	9,845,237	4,922,618	984,523
Shares of Class A Common Stock authorized but unissued (Authorized Common Stock minus issued and outstanding shares, shares issuable upon outstanding options, warrants, or other convertible securities and shares reserved for issuance under existing incentive plans)	473,885,553	486,942,776	497,388,555

We are currently authorized to issue a maximum of 500,000,000 shares of Class A Common Stock and 100,000,000 shares of Class B Common Stock. Although the number of authorized shares of Class A Common Stock and Class B Common Stock will not change as a result of the Reverse Stock Split, the number of shares of our Class A Common Stock and Class B Common Stock issued and outstanding will be reduced in proportion to the Reverse Stock Split ratio selected by the Board of Directors. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Class A Common Stock and Class B Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

Following the Reverse Stock Split, the Board of Directors will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board of Directors deems appropriate. Although we consider financing opportunities from time to time, we do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is effected.

Effects of the Reverse Stock Split

Management does not anticipate that our financial condition, the percentage ownership of Class A Common Stock and Class B Common Stock by management, the number of our stockholders or any aspect of our business will materially change as a result of the Reverse Stock Split. Because the Reverse Stock Split will apply to all issued and outstanding shares of Class A Common Stock and Class B Common Stock and outstanding rights to purchase Class A Common Stock or Class B Common Stock, the proposed Reverse Stock Split will not alter the relative rights and preferences of existing stockholders, except to the extent the Reverse Stock Split will result in fractional shares, as discussed in more detail below.

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The Class A Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Class A Common Stock under the Exchange Act or the listing of the Class A Common Stock on Nasdaq Capital Market (other than to the extent it facilitates compliance with Nasdaq Capital Market continued listing standards). Following the Reverse Stock Split, the Class A Common Stock will continue to be listed on the Nasdaq Capital Market to the extent we are able to regain and maintain compliance with Nasdaq listing standards, including the Minimum Bid Price Requirement, although it will be considered a new listing with a new Committee on Uniform Securities Identification Procedures, or CUSIP number.

The rights of the holders of Class A Common Stock and Class B Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of the Class A Common Stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% of the voting power of the outstanding shares of the Class A Common Stock immediately after effecting the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Class A Common Stock or Class B Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split, if implemented, would become effective upon the filing and effectiveness (the “Effective Time”) of the Amendment with the Secretary of State of the State of Delaware, which would take place at the Board’s discretion. The exact timing of the filing of the Amendment, if filed, would be determined by the Board of Directors based on its evaluation as to when such action would be the most advantageous to us and our stockholders. In addition, the Board of Directors reserves the right, notwithstanding approval of the Majority Stockholders and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split at any time prior to filing the Amendment with the Secretary of State of the State of Delaware if the Board of Directors, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders to proceed with the Reverse Stock Split. If our Board of Directors does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Majority Stockholders approved the Amendment, the authority granted by the Majority Stockholders to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.

Effect on Par Value; Reduction in Stated Capital

The proposed Reverse Stock Split will not affect the par value of our stock, which will remain at $0.0001 per share of Class A Common Stock, $0.0001 per share of Class B Common Stock, and $0.0001 per share of Preferred Stock. As a result, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of Common Stock multiplied by the aggregate number of shares of Common Stock issued and outstanding, will be reduced in proportion to the Reverse Stock Split ratio selected by the Board. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the Common Stock, will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

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Book-Entry Shares

If the Reverse Stock Split is effected, stockholders, either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Class A Common Stock or Class B Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of Class A Common Stock or Class B Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee. We do not issue physical certificates to stockholders.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Fractional Shares

We do not intend to issue fractional shares in connection with the Reverse Stock Split. In lieu of our issuing fractional shares, any person who would otherwise be entitled to a fractional share of Class A Common Stock or Class B Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Class A Common Stock or Class B Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Class A Common Stock or Class B Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Class A Common Stock as reported on the Nasdaq Capital Market for the ten days preceding the Effective Time. After the Reverse Stock Split is effected, a stockholder will have no further interest in our Company with respect to its fractional share interest, and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto, except to receive the above-described cash payment. Stockholders should be aware that under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Stockholders otherwise entitled to receive such funds, who have not received them, will have to seek to obtain such funds directly from the jurisdiction to which they were paid.

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Material U.S. Federal Income Tax Considerations Related to the Reverse Stock Split

The following is a general summary of the material U.S. federal income tax considerations to U.S. holders (as defined below) of the Reverse Stock Split. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, and are subject to differing interpretations. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. We have not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service (the “IRS”) with respect to any of the tax considerations discussed below. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion is limited to U.S. holders (except to the extent such discussion explicitly addresses non-U.S. holders) that hold Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any tax consequences arising under the tax on net investment income or the alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, U.S. federal estate or gift tax laws, or any tax treaties. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. holders in light of their particular circumstances or to U.S. holders that may be subject to special rules under U.S. federal income tax laws, including, without limitation:

●	a bank, insurance company or other financial institution;

●	a tax-exempt or a governmental organization;

●	a real estate investment trust;

●	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

●	a regulated investment company or a mutual fund;

●	a dealer or broker in stocks and securities, or currencies;

●	a trader in securities that elects mark-to-market treatment;

●	a holder of Common Stock that received such stock through the exercise of an employee option, pursuant to a retirement plan or otherwise as compensation;

●	a person who holds Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

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●	a corporation that accumulates earnings to avoid U.S. federal income tax;

●	a person whose functional currency is not the U.S. dollar;

●	a U.S. holder who holds Common Stock through non-U.S. brokers or other non-U.S. intermediaries;

●	a U.S. holder owning or treated as owning 5% or more of the Company’s Common Stock;

●	a person subject to Section 451(b) of the Code; or

●	a former citizen or long-term resident of the United States subject to Section 877 or 877A of the Code.

If a partnership, or any entity (or arrangement) treated as a partnership for U.S. federal income tax purposes, holds Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships holding Common Stock and partners in such partnerships should consult their own tax advisors about the U.S. federal income tax consequences of the Reverse Stock Split.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Common Stock that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of Common Stock that is a not a U.S. holder or a partnership for U.S. federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

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Cash in Lieu of Fractional Shares

A U.S. holder of Common Stock that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of Common Stock surrendered that is allocated to such fractional share of Common Stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period for Common Stock surrendered exceeds one year at the effective time of the Reverse Stock Split. The deductibility of capital losses is subject to limitations. A U.S. holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules) should generally be treated as having received a distribution that will be treated first as dividend income to the extent paid out of our current or accumulated earnings and profits, and then as a tax-free return of capital to the extent of the U.S. holder’s tax basis in our Common Stock, with any remaining amount being treated as capital gain. U.S. holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss as a result of the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to a non-U.S. holder that receives cash in lieu of a fractional share of Common Stock and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business by such non-U.S. holder in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holder complies with certain certification requirements. If such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S., and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, the non-U.S. holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. holders, and if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply. If the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the Reverse Stock Split and certain other requirements are met, the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain from the exchange of the shares of our Common Stock, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any.

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Notwithstanding the foregoing, with respect to a non-U.S. holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules), the gain will be treated as a dividend rather than capital gain to the extent of the non-U.S. holder’s ratable share of our current or accumulated earnings and profits as calculated for U.S. federal income tax purposes, then as a tax-free return of capital to the extent of (and in reduction of) the non-U.S. holder’s aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

We will withhold U.S. federal income taxes equal to 30% of any cash payments made to a non-U.S. holder as a result of the Reverse Stock Split that may be treated as a dividend, unless such holder properly demonstrates that a reduced rate of U.S. federal income tax withholding or an exemption from such withholding is applicable. For example, an applicable income tax treaty may reduce or eliminate U.S. federal income tax withholding, in which case a non-U.S. holder claiming a reduction in (or exemption from) such tax must provide us with a properly completed IRS Form W-8BEN (or other appropriate IRS Form W-8) claiming the applicable treaty benefit. Alternatively, an exemption generally should apply if the non-U.S. holder’s gain is effectively connected with a U.S. trade or business of such holder, and such holder provides us with an appropriate statement to that effect on a properly completed IRS Form W-8ECI.

Non-U.S. holders should consult their own tax advisors regarding possible dividend treatment and should consult their own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Common Stock pursuant to the Reverse Stock Split may be subject to information reporting and may be subject to U.S. backup withholding (currently at 24%) unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder, and the applicable withholding agent does not have actual knowledge to the contrary. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS. Any amount withheld under the U.S. backup withholding rules is not an additional tax and will generally be allowed as a refund or credit against the holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

FATCA

Under the Foreign Account Tax Compliance Act (“FATCA”), withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on dividends on stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, then, pursuant to an agreement between it and the U.S. Treasury or an intergovernmental agreement between, generally, the jurisdiction in which it is resident and the U.S. Treasury, it must, among other things, identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

Any cash paid to a non-U.S. holder as a result of the Reverse Stock Split that is treated as dividend may be subject to withholding under FATCA unless the requirements set forth above are satisfied (if applicable) and appropriate certifications are made. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Common Stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of June 2, 2026 by:

●	each person, or group of affiliated persons, known by us to own beneficially 5% or more of our outstanding shares;
●	each of our directors and named executive officers individually; and
●	all current directors and executive officers as a group.

The number of shares of Common Stock beneficially owned by each entity, person, executive officer or director is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days through the exercise of any option, warrant or other right. Except as otherwise indicated, and subject to applicable community property laws, we believe that each stockholder identified in the table below possesses sole voting and investment power over all the Class A Common Stock or Class B Common Stock shown as beneficially owned by the stockholder in the table.

The percentages of beneficial ownership in the table below are calculated based on 14,918,935 shares of Class A Common Stock and 28,748,580 shares of Class B Common Stock outstanding as of June 2, 2026.

Unless otherwise indicated below, the address for each beneficial owner is c/o Snail, Inc., 12049 Jefferson Blvd, Culver City, California 90230.

	Shares Beneficially Owned				Percentage
	Class A		Class B		of Total Voting
Stockholders	Shares	Percentage	Shares	Percentage	Power(1)
5% and Greater Stockholders:
Olive Wood Global Development Limited(2)	—	—	24,103,590	83.8%	79.7%
Amethyst Fortune Development Limited(3)	—	—	4,644,990	16.2%	15.4%
Ferth Development Limited(4)	378,490	2.5%	—	—	*
Directors and Named Executive Officers:

Hai Shi(5)	6,300	*	28,748,580	100%	95.1%
Jim Tsai	—	—	—	—	—
Heidy K. Chow	—	—	—	—	—
Peter Kang	—	—	—	—	—
Ying Zhou(5)	6,300	*	28,748,580	100%	95.1%
Sandra Pundmann(6)	145,332	1.0%	—	—	*
Neil Foster(6)	145,332	1.0%	—	—	*
Ryan Jamieson(6)	114,588	*	—	—	*

All directors and officers as a group (8 persons)	411,552	2.7%	28,748,580	100%	95.2%

* Less than 1%.

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(1)	Percentage of total voting power represents voting power with respect to all of our Class A and Class B Common Stock, as a single class. Holders of our Class A Common Stock are entitled to one (1) vote per share, whereas holders of our Class B Common Stock are entitled to ten (10) votes per share.

(2)	Represents 24,103,590 shares of our Class B Common Stock held by Olive Wood Global Development Limited (“Olive Wood”), an entity organized under the laws of the British Virgin Islands. Olive Wood is controlled by Hai Shi, who is our Founder, Chief Executive Officer, Chief Strategy Officer, Chair of our Board of Directors and the spouse of Ying Zhou, one of our directors. The address for Olive Wood is Room 1903, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong.

(3)	Represents 4,644,990 shares of our Class B Common Stock held by Amethyst Fortune Development Limited (“Amethyst”), an entity organized under the laws of the British Virgin Islands. Amethyst is controlled by Ying Zhou, who is one of our Board of Directors and the spouse of Hai Shi, our Founder, Chief Executive Officer, Chief Strategy Officer and Chair of our Board of Directors. The address for Amethyst is Room 1903, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong.

(4)	Represents 378,490 shares of our Class A Common Stock held by Ferth Development Limited (“Ferth Development”), an entity organized under the laws of the British Virgin Islands. The address for Ferth Development is Room 304, Building 20, Langqinwan Garden, Industry Zone, Suzhou, Jiangsu, 215000, China.

(5)	Represents (i) 24,103,590 shares of our Class B Common Stock held of record by Olive Wood Global Development Limited, which is controlled by Hai Shi, (ii) 4,644,990 shares of our Class B Common Stock held of record by Amethyst Fortune Development Limited, which is controlled by Ying Zhou, and (iii) 6,300 shares of Class A Common Stock beneficially owned by SDE Inc. , which is controlled by Ms. Zhou. Mr. Shi and Ms. Zhou are husband and wife.

(6)	Represents shares of our Class A Common Stock underlying restricted stock units (“RSUs”) that have vested or will vest within 60 days of June 2, 2026.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, have any interest in the actions approved by the Majority Stockholders and described in this Information Statement except in their capacity as holders of our Common Stock (which interest does not differ from that of the other holders of our Common Stock).

Delivery Of Documents To Security Holders Sharing An Address

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder, who wishes to receive a separate copy of this Information Statement, may direct such request to the Company at 12049 Jefferson Boulevard, Culver City, California 90230, or you can contact us via telephone at 310-988-0643. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

Cautionary Note Regarding Forward-Looking Statements

This Information Statement contains forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Any statements contained in this Information Statement that are not statements of historical fact may be forward-looking statements, including, without limitation, the timing of and the anticipated benefits of the Reverse Stock Split. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will” and words or phrases of similar substance used in connection with any discussion of future operations, financial performance, plans, events, trends or circumstances can be used to identify some, but not all, forward-looking statements. These forward-looking statements are just predictions and involve significant risks and uncertainties, many of which are beyond our control, and actual results may differ materially from these statements. Factors that could cause actual outcomes or results to differ materially from those reflected in forward-looking statements include, but are not limited to, those discussed in our filings with the SEC.

Except as may be required by applicable law, the Company does not undertake or intend to update or revise any forward-looking statements, and the Company assumes no obligation to update any forward-looking statements contained in this Information Statement as a result of new information or future events or developments. Thus, you should not assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

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Additional Information

The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Information Statement. This Information Statement is dated June 12, 2026. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

The Company will make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are record holders of the Company’s Common Stock for the forwarding of this Information Statement to the beneficial owners of the Company’s Common Stock. The Company will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above action. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act. This Information Statement is being distributed and made available to our stockholders on or about June 12 , 2026.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

By:	/s/ Heidy K. Chow
Name:	Heidy K. Chow
Title:	Chief Financial Officer, Secretary and Director

June 12, 2026

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Appendix A

Form of Certificate of Amendement

Certificate of Amendment of the

Amended and Restated Certificate of Incorporation of

Snail, Inc.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Snail, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies as follows:

1.	The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Sections 242 and 228 of the General Corporation Law. The amendment amends the Certificate of Incorporation as follows:

Article IV of the Certificate of Incorporation is hereby amended to add the following Section (E):

“Upon this Certificate of Amendment to the Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), all shares of the Corporation’s Common Stock, including Class A Common Stock and Class B Common Stock, issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as and combined into a smaller number of shares such that every [___] ([__])1 shares of issued and outstanding Common Stock immediately prior to the Effective Time are automatically combined into one (1) validly issued, fully paid and nonassessable share of Common Stock (the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Class A Common Stock as reported on the Nasdaq Capital Market for the ten (10) days preceding the Effective Time.

Each stock certificate or book-entry position that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate or book-entry position shall have been reclassified and combined (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time).”

2.	This Certificate of Amendment shall be effective at ______ Eastern Time on ________, ______.

1 Insert ratio between 1-for-2 and 1-for-10, with the ratio within such range to be determined at the discretion of the Corporation’s Board of Directors and included in a public announcement.

A-1

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, as amended, to be signed by its Chief Executive Officer this ____ day of _______, ______.

Snail, Inc.

By:
Name:	Hai Shi
Title:	Chief Executive Officer

A-2